FOR IMMEDIATE RELEASE
November 30, 2005

Corporate Communications:
Fran Harrison
207-775-8576
fran.harrison@fairchildsemi.com

Investor Relations:
Dan Janson
207-775-8660
investor@fairchildsemi.com

Public Relations Firm:
Barbara Ewen
CHEN PR
781-466-8282
bewen@chenpr.com

NEWS RELEASE

FAIRCHILD SEMICONDUCTOR REITERATES GUIDANCE
FOR THE FOURTH QUARTER

South Portland, Maine — Fairchild Semiconductor (NYSE: FCS), the leading supplier of high performance products that optimize power, today reiterated guidance for fourth quarter 2005 revenue to increase about 5% and for gross margins to increase 200 — 300 basis points sequentially.

“I’m very pleased with the broad-based strength in order rates so far in the fourth quarter,” said Mark Thompson, Fairchild’s president and CEO. “We’ve booked and scheduled enough demand within the quarter to approximately meet our guided revenues and are now working to take advantage of quick turn opportunities for potential upsides in December. Demand continues to be seasonally strong for our products serving the computing and consumer end markets, especially for notebooks, televisions, DVD’s and other consumer electronics. Bookings have also increased for products supporting power supply and battery charger applications within our industrial end market segment. Our blended lead times have gradually increased during the quarter, and now range from 8 — 10 weeks, so most of the demand we’re booking today is for deliveries in the first half of 2006.

“From a product perspective, order rates have been up across virtually all of our product lines,” continued Thompson. “Demand has increased for our system regulators and power conversion analog products supporting the computing, consumer and industrial end markets. We have steadily increased backlog for our low power and high power switches supporting a wide range of applications in these same end markets. Our analog switch product line has recorded record shipments so far this quarter supporting solid demand in the handset end market. I’m excited to report that we have begun shipping our proprietary µSerDes™ family of interface products. We have won 14 separate handset designs across six different customers with this innovative product that is designed to better manage the signal flow across the ribbon connectors in clamshell and slider models. We expect to ramp the sales of these products across 2006 as these designs, plus others that are in process, are launched at our customers.

“We’re building on our successful efforts to increase distribution re-sales and improve the inventory mix at our distributors, while further reducing channel and internal inventories,” stated Thompson. “The seasonally strong demand through the first two months of the fourth quarter has provided a nice tailwind to this inventory reduction process while improving our backlog position for the first half of 2006.”

Fairchild expects to report its fourth quarter financial results before the market opens on January 19, 2006.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:
Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and are available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

ABOUT FAIRCHILD SEMICONDUCTOR:
Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high-performance power products critical to today’s leading electronic applications in the computing, communications, consumer, industrial and automotive segments. As The Power Franchise®, Fairchild offers the industry’s broadest portfolio of components that optimize system power. Fairchild’s 9,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products. Please contact us on the web at www.fairchildsemi.com.